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                                                                    EXHIBIT 10.1

                               SUBLEASE AGREEMENT

1. PARTIES.

        THIS SUBLEASE AGREEMENT (the "Sublease") is made and entered into as of this 23 day of June, 2000, by and between BEA SYSTEMS, INC., a Delaware corporation, ("Sublandlord") and WEBGAIN, INC., a Delaware corporation ("Subtenant").

2. FACTS.

        Sublandlord, as tenant, entered into a certain Lease dated April 3, 2000 (the "Master Lease") with Compaq Computer Corporation, as landlord ("Landlord") for the leasing of a building commonly known and addressed as 5425 Stevens Creek Blvd., Santa Clara, California 95051, as more particularly described in Section 3 and Exhibit A of the Master Lease (the "Premises").

        Sublandlord desires to sublet to Subtenant, and Subtenant desires to sublease from Sublandlord a portion of the Premises (as more particularly defined below), in accordance with the terms and conditions of this Sublease.

        In consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant covenant and agree as set forth below.

3. DEMISE AND TERM

        Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the area consisting of 28,786 rentable square feet shown on the floor plan attached as Exhibit "A" attached hereto (the "Subleased Premises"), which comprises the entirety of floors three (3) and four (4) and certain common areas of the Building having a total rentable area of 59,367 square feet plus 94 square feet of Shared Area (the "Building"). For the purposes of this Sublease, it is agreed that the rentable area of the Subleased Premises and the rentable area of the Building shall be as stated in this Section 3(a) and no variation between such stated rentable areas and the actual rentable areas of the Subleased Premises and/or the Building shall alter or affect the rights and obligations of Sublandlord and Subtenant under this Sublease.

        The term of this Sublease (the "Sublease Term") shall commence on June 26, 2000 (the "Commencement Date"). The Sublease Term shall end on the earliest to occur of (a) 11:59 p.m. on March 31, 2003 , (the "Expiration Date"), (b) the date the Sublease is sooner terminated pursuant to its terms, or (c) the date the Master Lease is sooner terminated pursuant to its terms.

4. BASE RENT AND ADDITIONAL RENT

        Subtenant shall pay to Sublandlord base monthly rent ("Base Monthly Rent") for the Subleased Premises in advance without prior notice, demand, set-off, deduction or abatement in accordance with the following schedule:



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
-----------------------------------------------------------------------------------
Period                       Monthly gross Rental rate per      Monthly Installment
                                 rentable square foot
-----------------------------------------------------------------------------------
Commencement through 3/31/01            $5.00                       $143,930.00
      4/1/01 through 3/31/02            $5.20                       $149,687.20
      4/1/02 through 3/31/03            $5.41                       $155,732.26
-----------------------------------------------------------------------------------


        The sum of $143,930.00 shall be payable by Subtenant upon the execution of this Sublease as Monthly Base Rent for the first full calendar month of the Sublease Term. Except for the payment due upon execution of this Sublease, Monthly Base Rent shall be due payable by Subtenant on or before the first day of each calendar month during the Sublease Term and prorated for any partial month.

        Commencing on the Commencement Date and through the remainder of the Sublease Term, Subtenant shall pay Subtenant's Proportionate Share (as defined below) of all costs and expenses payable by Sublandlord under the Master Lease.

        "Subtenant's Proportionate Share" shall be forty-eight and forty-five one hundredths percent (48.45%). If during the Sublease Term there is a change in the rentable area of either the Subleased Premises or the Premises, then Subtenant's Proportionate Share shall be recalculated by dividing the revised rentable area of the Subleased Premises by the revised rentable area of the Premises.

        Subtenant shall pay to Sublandlord, within ten (10) days after invoice therefor by Sublandlord Subtenant's Proportionate Share of all costs and expenses ("Expenses") payable by Sublandlord under the Master Lease. Sublandlord shall have the right to estimate such Expenses from time to time, as reasonably determined by Sublandlord and communicated to Subtenant, and Subtenant shall pay to Sublandlord together with each payment of Monthly Base Rent, a sum equal to one-twelfth (1/12th) of Subtenant's Proportionate Share of the then estimated Expenses. If Sublandlord estimates such Expenses, then within one hundred twenty
(120) days after the end of each calendar year during the Sublease Term, Sublandlord shall furnish Subtenant with a statement setting forth the actual Expenses for such calendar year. If the actual Expenses for such calendar year exceed the amount theretofore estimated, Subtenant shall pay to Sublandlord, within twenty (20) days after Sublandlord has furnished Subtenant with the statement described above, Subtenant's Proportionate Share of the excess of the actual Expenses for such calendar year over and above the estimated Expenses. Conversely, if the Expenses for such calendar year are less than the amount theretofore estimated, Sublandlord shall (1) apply such excess to any amount then owed by Subtenant to Sublandlord, or (2) credit the difference against the next payment of Monthly Base Rent due under this Sublease, or (3) if the Sublease Term has ended, pay such excess to Subtenant within twenty (20) days after Sublandlord has furnished Subtenant with the statement described above. Sublandlord may by notice to Subtenant change the estimated amount of Expenses, in which case an appropriate payment or credit shall be made by one party to the other within twenty (20) days after Sublandlord's notice of such change, so that Tenant's estimated payments for the then current calendar year match Tenant's Proportionate Share of the revised estimated Expenses for such year.

        Sublandlord will maintain accurate books and records necessary for the determination and confirmation of the Expenses in accordance with normal business practices, which records are to be kept for not less than two (2) years after the calendar year to which they relate. Upon reasonable advance notice, Subtenant shall be permitted to designate an independent certified public accountant, reasonably approved by Sublandlord, to audit Sublandlord's books and records. If such audit discloses any material discrepancy between Sublandlord's prior statements of Expenses, appropriate adjustment shall be made in any payments made by or due from Subtenant hereunder. No such audit may be conducted with respect to a particular calendar


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year more than six (6) months after delivery of Sublandlord's statement of actual Expenses for such calendar year, unless Landlord thereafter delivers a corrected statement of actual Expenses (in which case the deadline for Subtenant's audit shall be extended to three (3) months after Sublandlord's delivery of the corrected statement). No person conducting such audit shall be compensated, in whole or part, based on the outcome of such audit.

        All amounts other than Monthly Base Rent which are payable by Subtenant to Sublandlord pursuant to this Sublease shall be "Additional Rent," and references in this Sublease to "Rent" shall mean both Monthly Base Rent and Additional Rent. If any Rent due hereunder from Subtenant is not paid when due, Subtenant shall be charged a late fee equal to five percent (5%) of the delinquent amount. Said late fee shall be payable as Additional Rent and neither Sublandlord's demand for nor collection of such late fee shall preclude Sublandlord's exercise of all other rights and remedies arising on account of such late payment. Subtenant acknowledges that the actual damages sustained by virtue of late payment of Rent would be difficult or impractical to determine and that the late fee provided above represents a reasonable estimate of such damages.

        Subtenant shall pay before delinquency all taxes and assessments levied against Subtenant's personal property and trade or business fixtures and all fees and charges for utilities and services supplied to the Subleased Premises in addition to the utilities and services provided under the Master Lease.

        Subtenant shall reimburse Sublandlord for Subtenant's Proportionate Share of Sublandlord's costs of improving the Building, including, without limitation, painting and patching of walls and doors, installation of security system and related doors and electrical work, installation of telephone and data cabling and any other costs reasonably related to making the Building ready for occupancy for Subtenant. Such reimbursement shall be payable by Subtenant to Sublandlord within thirty (30) days after invoice to Subtenant.

5. INCORPORATION OF MASTER LEASE PROVISIONS

        This Sublease is and shall remain subject and subordinate to the Master Lease. Sublandlord and Subtenant shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease. Subtenant hereby expressly assumes and agrees to observe, perform and otherwise comply with all covenants and obligations of the Master Lease which pertain to the Subleased Premises (other than the obligation to pay Rent) which are assumed by Subtenant hereunder the Sublease Term.

        Subject to the exclusions, limitations and modifications herein below set forth, the terms, covenants and conditions of the Master Lease are incorporated in this Sublease by reference so that, except to the extent that they are excluded, limited or otherwise modified by the provisions of this Sublease for the purpose of incorporation by reference, each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the Landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words "Landlord" and "Tenant," or words of similar import, wherever the same appear in the Master Lease, were construed to mean, respectively, "Sublandlord" and "Subtenant" in this Sublease, and as if the word "Premises," or words of similar import, wherever the same appear in the Master Lease, were construed to mean "Subleased Premises" in this Sublease, and as if the word "Lease;" or words of similar import, wherever the same appear in the Master Lease, were construed to mean this "Sublease." Subtenant represents that it has examined, read and is thoroughly familiar with the terms, covenants and conditions of the Master


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Lease, and accepts those terms, covenants and conditions and obligations thereof which have been incorporated herein.

        The following sections of the Master Lease are not incorporated as a part of this Sublease and are expressly excluded herefrom (except insofar as the same may be referenced elsewhere in this Sublease for purposes of identification or definition of certain matters): 1; 3.1; 3.4; 4.1; 4.3; 4.4; 5; 6; the first sentence of 7.1; the first sentence of 7.2; 7.3; 18; 32; 38; and Exhibit H.

        The following limitations shall apply to the interpretation and enforcement of the incorporated terms, covenants and conditions of the Master
Lease:

        The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the Tenant thereunder, or for the exercise by the Tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two (2) business days, so that in each instance Subtenant shall have two (2) business days less time to observe or perform hereunder than Sublandlord has as the Tenant under the Master Lease.

        Any non-liability, release, indemnity or hold harmless provision, and any provisions pertaining to waiver of subrogation rights and or the naming of a party under an insurance policy, in the Master Lease for the benefit of Landlord, that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord and Landlord for the purpose of incorporation by reference in this Sublease.

        Any right of the Landlord or access or inspection and any right of the Landlord under the Master Lease to do work in the Subleased Premises under the Master Lease or in the Premises and any right of the Landlord in respect of rules and regulations shall be deemed to inure to the benefit of Sublandlord and the Landlord, for the purpose of incorporation by reference in this Sublease.

        If any of the express provisions of this Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease. If any incorporated provision of the Master Lease cross-references a provision of the Master Lease, which is not incorporated in this Sublease, such cross-referenced Master Lease provision shall be disregarded except to the extent required for a fair and equitable interpretation of the incorporated Master Lease provision.

        Any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference of the provisions of the Master Lease shall be observed or performed by Sublandlord using reasonable good faith efforts to cause the Landlord under the Master Lease to observe and/or perform the same, and Sublandlord shall have a reasonable time to enforce its rights to cause such observance or performance. Sublandlord shall not be required to furnish, supply or install anything under any provision of the Master Lease. Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sublandlord's rights under the Master Lease, and notwithstanding any provision to the contrary, as to obligations that pertain to the Subleased Premises and are contained in this Sublease by the incorporation by reference of the provisions of the Master Lease, Sublandlord shall not be required to make any payment or perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord's obligation to pay the rent and additional rent due under the Master Lease and for Sublandlord's obligation to use reasonable good faith efforts, upon request of Subtenant, to cause the Landlord under the Master Lease to observe and/or perform Landlord's obligations under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Premises by the Landlord.



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        With respect to any approval or consent required to be obtained from
Landlord under the Master Lease, such approval or consent must be obtained from both Landlord and Sublandlord, and the approval of Sublandlord may be withheld if Landlord's approval or consent is not obtained.

        Notwithstanding the incorporation of specific terms, covenants and conditions of the Master Lease into this Sublease, such incorporated terms, covenants and conditions have in instances been further modified or amended as more particularly stated within the terms of this Sublease, including, without limitation, the following modifications:

        The remedies available to Sublandlord in case of Subtenant's default, as set forth in Section 19 of the Master Lease, shall include (without limitation) those provided in California Civil Code Sections 1951.2 and 1951.4. Furthermore, the notice and cure periods set forth in Section 19.1 of the Master Lease shall reduced from five (5) business days and thirty (30) days, respectively, to three
(3) business days and fifteen (15) days.

        If the Subleased Premises are not surrendered at the Expiration Date or sooner termination of this Sublease in the condition required by the Master Lease, Subtenant shall be deemed in a holdover tenancy pursuant to this Section and Subtenant shall indemnify, defend, and hold Landlord and Sublandlord harmless against loss or liability resulting from delay by Subtenant in so surrendering the Subleased Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord and Sublandlord in returning the Premises and the Subleased Premises to the required condition, plus interest. Any holding over after the termination or Expiration Date with Sublandlord's express written consent, shall be construed as month-to-month tenancy, terminable on thirty (30) days written notice from either party, and Subtenant shall pay as Base Monthly Rent to Sublandlord a rate equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Subtenant under this Sublease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Master Lease and this Sublease. If Subtenant remains in possession of the Subleased Premises after the Expiration Date or sooner termination of this Sublease without Sublandlord's consent, Subtenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to two hundred percent (200%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Subtenant under this Sublease. This provision shall survive the termination or expiration of the Master Lease and this Sublease.

        Any notice by Subtenant of a failure by Sublandlord to perform its obligations under this Sublease shall be delivered both to any party requested by Sublandlord in writing, and also to Landlord.

6. UTILITIES AND SERVICES

        Subtenant shall not, except with Sublandlord's prior written consent, which consent may be withheld in Sublandlord's sole discretion, either: (i) use any apparatus or device in the Subleased Premises which will increase the amount of cooling, ventilation, electricity or water supplied to the Subleased Premises beyond that usually supplied for general office use; or (ii) connect with electric current or water pipes any device or apparatus for the purpose of using electrical current or water, except as such connections now exist. If Sublandlord consents to the use and/or connection of any apparatus or device described in clauses (i) and (ii) above, Sublandlord may install meters or similar monitoring devices to measure the amount of utilities consumed by such apparatus or devices and Subtenant shall pay for the cost of all work and materials required for the installation, maintenance and use of such meters and monitoring devices. If Sublandlord elects not to install a special meter or monitoring device, Sublandlord shall


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determine the amount of additional utilities and resources consumed by such apparatus or device based upon Sublandlord's reasonable estimates and best judgment, and such determination, made in good faith by Sublandlord, shall be conclusive on Subtenant. Subtenant shall pay to Sublandlord promptly upon demand the cost of any excess use of utilities and resources based on the rates charged by the local public utility company or other supplier furnishing same, plus any additional expense incurred by Sublandlord in keeping account of the foregoing and administering same.

        Sublandlord shall not be in default under this Sublease or liable for any damages directly or indirectly arising from, nor shall the rent be abated by reason of, any failure to provide or any reduction in any of the above services or utilities if such failure or reduction is caused by the making of repairs or improvements to the Premises or the Building, the installation of equipment, acts of God or the elements, labor disturbances of any character, or any other events or conditions whatsoever beyond the reasonable control of Sublandlord, or rationing or restrictions on the use of said services and utilities due to energy shortages or other causes, whether or not any of the above result from acts or omissions of Sublandlord. Furthermore, Sublandlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental bodies or utilities suppliers in reducing energy or other resources consumption. The failure of Sublandlord to provide the utilities and services specified in this Section shall not constitute a constructive or other eviction of Subtenant.

        Subtenant shall pay prior to delinquency for all telephone and all other materials and services not expressly required to be provided by Sublandlord, which may be furnished to or used in, on or about the Subleased Premises during the Sublease Term.

        7. USE AND CONDITION OF PREMISES

        Subtenant shall use the Subleased Premises exclusively for general purposes, research and development not involving regulated hazardous materials, marketing, ancillary storage and other incidental uses, and Subtenant shall not use, or permit or suffer the Subleased Premises to be used, for any other use or purpose without first obtaining Sublandlord's written approval of any change in Subtenant's use. Sublandlord makes no representation, warranty or other assurance to Subtenant that such use of the Subleased Premises as is authorized by this Sublease is permitted under applicable zoning and other laws, and Subtenant assumes all risk pertaining thereto.

        Subtenant shall be permitted during the Sublease Term to use up to eighty-eight (88) parking spaces in the Building Common Area designated by Sublandlord and Landlord as serving the Building. Such parking shall be on a non-exclusive basis unless Sublandlord elects to designate specific parking areas for use by Sublandlord, Subtenant and other subtenants or occupants of the Building.

        Subtenant shall at all times observe and comply with the rules and regulations for the Building as set forth in the Master Lease and in this Sublease. Sublandlord shall not be liable to Subtenant for the failure of any other occupant of the Building to observe and comply with such rules and regulations.

8. ASSIGNMENT AND FURTHER SUBLETTING

        Subtenant shall not sell, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or any interest therein, and shall not sub-sublet the Subleased Premises or any part thereof, or suffer or permit the Subleased Premises or any part thereof to be occupied by any other person (the employees of Subtenant excepted), without the prior written consent of Sublandlord and Landlord in each instance; and any attempt to do so without such consent shall


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be voidable and, at Sublandlord's election, shall constitute a noncurable default under this Sublease. No interest of Subtenant in this Sublease or the Subleased Premises shall be assignable by operation of law. Subject to the terms and conditions contained in this section, Sublandlord shall not unreasonably withhold its consent to a voluntary assignment of this Sublease or a subletting of the Subleased Premises.

        If Subtenant desires at any time to assign this Sublease or to sublet the Subleased Premises or any portion thereof, Subtenant shall submit to Sublandlord at least thirty (30) days prior to the proposed effective date of the assignment or sub-sublease, in writing: (i) a notice of intent to assign or sub-sublease, setting forth the proposed effective date thereof; (ii) the name of the proposed assignee or sub-subtenant; (iii) the nature of the proposed assignee's or subsubtenant's business to be carried on in the Subleased Premises; (iv) the terms and provisions of the proposed assignment or sub-sublease; and (v) such financial information as Sublandlord and Landlord may request concerning the proposed assignee or sub-subtenant, including recent financial statements and bank references.

        All assignment or sub-sublease agreements shall (i) contain such terms as are described in Subtenant's notice under this Section or as otherwise agreed by Sublandlord, (ii) prohibit further assignments or sub-subleases except with Sublandlord's written consent, (iii) impose the same obligations and conditions on the assignee or sublessee as are imposed on Subtenant by this Sublease (except as to rent and term or as otherwise agreed by Sublandlord), (iv) be expressly subject and subordinate to each and every provision of this Sublease,
(v) have a term that expires on or before the Expiration Date or upon earlier termination of this Sublease for any reason, (vi) provide that Subtenant and/or the assignee or sub-sublessee shall pay Sublandlord the amount of any additional costs or expenses incurred by Sublandlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the assignment or sub-sublease, and (vii) if a portion of the Subleased Premises are being sub-subleased, provide for a legally divisible sub-sublease premises.

        Sublandlord shall be entitled to receive all Bonus Rent payable in connection with any assignment or sub-sublease (subject to payment by Sublandlord to Landlord of the percentage of such Bonus Rent as deemed to be Excess Rent under the Master Lease. Within fifteen (15) days after written request by Sublandlord, Subtenant shall provide and certify to Sublandlord all financial information required for the calculation of Bonus Rent. "Bonus Rent" means all sums received by Subtenant in consideration for the assignment or sub-sublease (including the fair market value, measured in dollars, of any non-cash consideration) in excess of the Rent payable under this Sublease (prorated in case of a partial sub-sublease).

        If Sublandlord or Landlord retains the services of an attorney to review any aspect of the proposed assignment or sub-sublease transaction, Subtenant shall pay to Sublandlord and/or Landlord all attorneys' fees reasonably incurred by them in connection therewith. Subtenant shall pay such attorneys' fees to Sublandlord and/or Landlord within thirty (30) days after written request therefor.

        No consent of Sublandlord to any assignment or sub-subletting by, Subtenant shall relieve Subtenant of the obligations to be performed by Subtenant under this Sublease, whether accruing before or after such assignment or sub-subletting, and notwithstanding any subsequent modification, extension or renewal of this Sublease made with or without Subtenant's consent. The consent by Sublandlord and Landlord to any transfer or sub-subletting shall not relieve Subtenant from the obligations to obtain Sublandlord's and Landlord's express prior written consent to any other transfer or sub-subletting. The acceptance by Sublandlord of payment from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any transfer or sub-sublease, or to be a release of Subtenant from any obligation under this Sublease. If this Sublease is assigned, or if the Subleased Premises or

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any part thereof is sub-sublet or occupied by any person other than Subtenant,
Sublandlord may, after default by Subtenant, collect the rent from any such assignee, transferee, sub-subtenant or occupant and apply the net amount collected to the Rent reserved herein, and no such action by Sublandlord shall be deemed a consent to such assignment, transfer, sub-sublease or occupancy.

        Each assignee of Subtenant shall assume all obligations of Subtenant under this Sublease and shall be and remain liable jointly and severally with Subtenant for the payment of the Rent and the performance of all the terms, covenants, conditions and agreements herein contained on Subtenant's part to be performed for the Sublease Term. No assignment shall be binding on Sublandlord unless the assignee or Subtenant delivers to Sublandlord a counterpart of the assignment instrument in recordable form which contains a covenant of assumption by the transferee satisfactory in substance and form to Sublandlord, consistent with the requirements of this section. The failure or refusal of any assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability to Sublandlord hereunder. Sublandlord shall have no obligation whatsoever to perform any duty to or respond to any request from any sub-sublessee, it being the obligation of Subtenant to administer the terms of its subleases.

        If Subtenant is a privately held corporation, or is an unincorporated association, limited liability company or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate from the date of this Sublease in excess of fifty percent (50%) shall be deemed an assignment or transfer within the meaning of this section. However, nothing in this section shall prohibit Subtenant from assigning this Sublease or sub-subletting the Subleased Premises or any part thereof to any of the following: (a) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (b) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (c) a purchaser of substantially all of Tenant's assets located at the Premises, or (d) in the case of a public offering of the stock of Tenant, the purchasers of Tenant's capital stock ("AFFILIATE"). For purposes of the preceding sentence, the term "CONTROL" means owning directly or indirectly fifty percent (50%) or more of the beneficial interest in such entity, or having the direct or indirect power to control the management policies of each person or entity, whether through ownership, by contract or otherwise. Subtenant agrees to inform Sublandlord in writing within thirty (30) days of any assignment or other transfer permitted under this paragraph, and such subletting or assignment shall not release or discharge Subtenant from any liability under this Sublease.

        Sublandlord reserves the option, to be exercised by giving notice to Subtenant within fifteen (15) days after receipt of Subtenant's notice of intent to assign or sub-sublease to a third party other than an Affiliate (it being agreed that no revocation or withdrawal by Subtenant of such notice of intent to assign or sub-sublease shall affect Sublandlord's option) to recapture the portion of the Subleased Premises described in Subtenant's notice for the remainder of the Term, and to terminate this Sublease with respect to such recaptured Subleased Premises. The effective date of such recapture and termination shall be as specified in Sublandlord's notice of exercise of its recapture option, but shall not be less than thirty (30) days nor more than sixty (60) days after the delivery of such notice. The option to recapture reserved to Sublandlord hereunder shall also arise in the event Subtenant shall, voluntarily or involuntarily, sell, assign, mortgage, pledge, encumber or otherwise transfer this Sublease or any interest herein, or sub-sublet the Subleased Premises or any portion thereof, or suffer or permit the Subleased Premises to be occupied by any third person (the employees of Subtenant excepted), without first obtaining the written consent of Sublandlord; and in such event the recapture option shall apply to the entire Subleased Premises and be exercisable by Sublandlord at any time after the occurrence of the event for which Sublandlord's consent was required by not obtained by Subtenant. If this Sublease is terminated pursuant to Sublandlord's recapture option with respect to only a portion of the Subleased Premises, the Monthly Base Rent required under this Sublease and Subtenant's


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
 Proportionate Share of Expenses shall be adjusted proportionately based on the rentable square footage retained by Subtenant and the rentable square footage of the Subleased Premises immediately prior to such recapture and cancellation, and Sublandlord and Subtenant shall thereupon execute an amendment of this Sublease in accordance therewith. If Sublandlord so recaptures a portion of the Subleased Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space retained by Subtenant from the space recaptured by Sublandlord; provided, however, that Subtenant shall bear the cost of painting, covering or otherwise decorating the surfaces of such partitions which face the remaining Subleased Premises. Sublandlord may, without limitation, Sublease the recaptured portion of the Subleased Premises to the proposed sub-subtenant or assignee, on the same or different terms as were proposed by Subtenant, without liability to Subtenant.

        Subtenant's sole remedy in case of Sublandlord's failure to act reasonably in regard to consenting to an assignment or further subletting shall be specific performance and/or injunctive relief; and Subtenant waives any claim to damages or defense to enforcement of this Sublease by virtue of Sublandlord's failure to act reasonably in regard to a proposed assignment or further subletting. Without limiting the grounds upon which Sublandlord reasonably may withhold consent to an assignment or further subletting, Subtenant agrees it will be reasonable for Sublandlord to withhold consent where:

            The proposed assignee or sub-subtenant is a governmental agency or authority, or is a direct competitor of Sublandlord;

            The proposed assignee or sub-subtenant is a business competitor of Landlord as determined by Landlord in its sole and absolute discretion;

            The proposed assignee or sub-subtenant currently is an occupant of the Building, or is someone with whom Sublandlord is negotiating to sublease part of the Building;

            The proposed assignee or sub-subtenant has a tangible net worth which is less than the tangible net worth of Subtenant as of the date of this Sublease.

9. SECURITY DEPOSIT

        Sublandlord hereby acknowledges receipt from Subtenant the sum of Two hundred ninety-seven thousand seventy and no/100 Dollars ($297,070.00), which Sublandlord shall retain as security for performance by Subtenant of each of its obligations hereunder. If Subtenant fails at any time to perform its obligations hereunder, Sublandlord may at its option apply the Security Deposit, or so much thereof as is required, to cure Subtenant's default, but if prior to the expiration or termination of this Master Lease, Sublandlord depletes the Security Deposit in whole or in part, Subtenant shall immediately restore the amount so used by Sublandlord. The Security Deposit shall not bear interest for the benefit of Subtenant and may be commingled with the funds of Sublandlord, and unless Sublandlord uses the same to cure a default of Subtenant under the Sublease, or to restore the Subleased Premises to the condition that Subtenant is required to leave at the conclusion of the term of this Sublease, Sublandlord shall within thirty (30) days of the expiration or termination of this Sublease, refund to Subtenant so much of the Security Deposit as it continues to hold provided Subtenant has provided Sublandlord a forwarding address.

10. NOTICES

        All notices required or permitted to be given hereunder or under applicable law shall be in writing and shall be deemed served at the earlier of
(i) personal delivery (ii) the next business day when deposited with a reputable overnight delivery service, transit prepaid (such as, but not


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

limited to, DHL, Federal Express and Airborne), or (iii) three (3) days after being sent by United States certified mail, postage paid, return receipt requested, to the following addresses:

              IF TO SUBLANDLORD:

                       BEA Systems, Inc.
                       2315 North First Street
                       San Jose, California 95131
                       Attn.: Vice President, Real Estate and Corporate Services

                       With a copy to:

                       BEA Systems, Inc.
                       2315 North First Street
                       San Jose, California 95131
                       Attn.: General Counsel

              IF TO SUBTENANT:

                       WebGain, Inc.
                       5425 Stevens Creek Boulevard
                       Santa Clara, California 95051
                       Attention: Joe Menard

or to such addresses as the respective parties may from time to time designate in writing in accordance with the terms of this Section 10.

11. SUBORDINATION AND ATTORNMENT

        Upon the written request of Sublandlord or Landlord, Subtenant will in writing subordinate its rights under this Sublease to the lien of any mortgage or deed of trust now or hereafter in force against the Subleased Premises, the Premises, the Building or the underlying land and to all advances made or hereafter to be made upon the security thereof, and to all extensions, modifications and renewals thereunder. Subtenant shall also, upon Sublandlord's request, subordinate its rights hereunder to any ground or underlying lease, which may hereafter be executed affecting the Building and/or the underlying land. Subtenant shall not subordinate its rights hereunder to any lien other than that of a first mortgage or first deed of trust, except with the prior written consent of the Mortgagee holding such first mortgage or deed of trust.

        Upon the written request of Landlord or any mortgagee or any lessor under a ground or underlying lease, Subtenant shall attorn to Landlord or such mortgagee or ground or underlying lessor, provided Landlord or such mortgagee or lessor agrees that if Subtenant is not in default under this Sublease, Subtenant's possession of the Subleased Premises in accordance with the terms of this Sublease shall not be disturbed. Such agreement shall provide, among other things, (a) that this Sublease shall remain in full force and effect, (b) that Subtenant pay rent to Landlord or such mortgagee or lessor from the date of said attornment, (c) that Landlord or such mortgagee or lessor shall not be responsible to Subtenant under this Sublease except for obligations accruing subsequent to the date of such attornment, and (d) that Subtenant, in the event of foreclosure or a deed in lieu thereof or a termination of the ground or underlying lease, will enter into a new lease with Landlord or such mortgagee, lessor or other person having or acquiring title on the same terms and conditions as this Sublease and for the balance of the Sublease Term.

        If any lender should require any modification of this Sublease as a condition of loans secured by a lien on the Premises, the Building or the land underlying the Building, or if any such


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
modification is required as a condition to a ground or underlying lease, Subtenant will approve and execute any such modifications, promptly after request by Sublandlord provided no such modification shall relate to the rent payable hereunder, the length of the Term or otherwise materially change the rights or obligations of Sublandlord or Subtenant.

12. BINDING EFFECT

        Subject to the limitations expressed in Section 8 above and this Section, the covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord, Subtenant, and their respective executors, administrators, successors and assigns.

        In the event of any assignment or transfer of the Sublandlord's interest under the Master Lease, which assignment or transfer may occur at any time during the term hereof, as between Sublandlord and Subtenant, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing after the date of such assignment or transfer, provided such transferee has assumed all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any security of Subtenant to the transferee of the Sublandlord's interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

13. MISCELLANEOUS

        A. Subtenant shall have the right to have signage installed on the directory sign, if any, provided by Sublandlord for the Building; such signage shall be at Subtenant's cost, subject to approval by Sublandlord of the details. Subtenant shall be responsible for maintaining its signage on the directory and for its removal upon the Expiration Date or earlier termination of this Sublease.

        B. Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesman. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finders fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

        C. Sublandlord represents and warrants to Subtenant that, (i) to the best Sublandlord's knowledge, no default (or condition which will become a default following the passage of time with or without the giving of notice) under the Master Lease that would entitle Landlord to terminate the Master Lease currently exists; (ii) a copy of the Master Lease attached hereto as Exhibit "B" is true and correct copy of the Master Lease; and (iii) Sublandlord will cooperate with the Subtenant regarding any relations with Landlord, such as the giving or receiving of notice or regarding Landlord's rendering of services as provided under the Master Lease as incorporated in this Sublease.

        D. All prior understandings and agreements between the parties hereto are merged within this Sublease. This Sublease and the provisions of the Master Lease incorporated herein by the express terms of this Sublease constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto, provided that this Sublease shall be at all times subject to all of the terms and conditions of the Master Lease.

        E. This Sublease may not be changed, amended, modified, or terminated, either orally or in any manner, other than by express agreement in writing signed by the parties hereto, and by Landlord to the extent required by the Master Lease.

        F. Subtenant shall purchase from Sublandlord the furniture in the Premises owned by Sublandlord listed in Exhibit "D" for the amount of $75,000.00. Such reimbursement shall be payable by Subtenant to Sublandlord within thirty (30) days of the date of this Sublease.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by hand as of the date first above written.


                                 SUBLANDLORD:

                                 BEA SYSTEMS, INC.,
                                 a Delaware corporation

                                 By:
                                     ---------------------------------------
                                 Its:
                                     ---------------------------------------

                                 SUBTENANT:

                                 WebGain, Inc.
                                 a Delaware corporation

                                 By:
                                     ---------------------------------------
                                 Its:
                                     ---------------------------------------


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